                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DELTA FINANCIAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         DELTA FINANCIAL CORPORATION
                              1000 WOODBURY ROAD
                           WOODBURY, NEW YORK 11797



Dear Stockholder:

     On behalf of the Board of Directors of Delta Financial Corporation, it is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of the Company, which will be held at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747, on Thursday, May 29, 1997, at nine o'clock in the morning, local time.

     The business to be transacted at the meeting is set forth in the Notice of Meeting and is more fully described in the accompanying proxy statement.

     It is important that your shares be represented at the meeting, regardless of how many you hold. Whether or not you can be present in person, please sign, date and return your proxy in the enclosed postage paid envelope, as soon as possible. If you do attend the meeting and wish to vote in person, your proxy can be revoked at your request.

     We appreciate your support and look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Hugh Miller

                                          Hugh Miller
                                          President & Chief Executive Officer

                         DELTA FINANCIAL CORPORATION
                              1000 WOODBURY ROAD
                           WOODBURY, NEW YORK 11797
                           ------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 29, 1997
                           ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Delta Financial Corporation (the 'Company') will be held at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, on Thursday, May 29, 1997, at nine o'clock in the morning, local time, for the following purposes:

          1. To elect two Class I Directors for a term of three years and until their successors shall have been elected and qualified ('Proposal No. 1');

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997 ('Proposal No. 2'); and

          3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on April 8, 1997 will be entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Teresa Ginter

                                          Teresa Ginter
                                          Secretary

Woodbury, New York
April 9, 1997

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                         DELTA FINANCIAL CORPORATION
                              1000 WOODBURY ROAD
                           WOODBURY, NEW YORK 11797

                           ------------------------

                               PROXY STATEMENT

                           ------------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                          MEETING DATE: MAY 29, 1997

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Delta Financial Corporation, a Delaware corporation (the 'Company'), for use at the Annual Meeting of Stockholders to be held at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, on Thursday, May 29, 1997, at nine o'clock in the morning, local time, or any adjournments thereof. Stockholders of record at the close of business on April 8, 1997 will be entitled to vote at the meeting.

     The shares represented by the accompanying proxy will be voted (or withheld from voting) as directed (i) with respect to the election of Directors (Proposal No.1) or, if no direction is indicated with respect to Proposal No. 1, will be voted in favor of the election as Directors of the nominees listed below, and
(ii) with respect to ratifying the appointment of KPMG Peat Marwick LLP as independent accountants for the Company (Proposal No. 2) or, if no direction is indicated with respect to Proposal No. 2, will be voted in favor of passage. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401k Profit-Sharing Plan. Shares for which no instructions are received by the trustees will be voted in the same proportion as the shares for which the trustees receive instructions.

     Under Delaware law, abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a stockholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares of Common Stock voted is required to elect a Director, without regard to either broker non-votes or abstentions. Where Delaware law or the Company's certificate of incorporation or bylaws requires that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative notes.


     An Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                              VOTING SECURITIES

     The Company has set the close of business on April 8, 1997 as the record date (the 'Record Date') for the purpose of determining stockholders entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 15,372,288 shares of Common Stock, par value $.01 per share (the 'Common Stock'), the only class of voting securities of the Company outstanding. Each stockholder is entitled to one vote for each share held. All references to the number of shares and price per share information herein reflect all stock splits effected prior to the date hereof unless otherwise noted.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table provides information at March 5, 1996, with respect to
(i) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (ii) all Directors (both continuing and nominees) of the Company, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.

                                                                                     AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              BENEFICIAL OWNERSHIP    OF CLASS
----------------------------------------------------------------------------------   --------------------    --------
Sidney A. Miller..................................................................         6,994,801(2)        45.5%
Hugh Miller.......................................................................         5,615,003(3)        36.5%
Rona V. Miller....................................................................         2,156,677(4)        14.0%
Richard Blass.....................................................................             1,388           *
Martin D. Payson..................................................................            12,500(5)        *
Arnold B. Pollard.................................................................             2,500(6)        *
Randall F. Michaels...............................................................             2,000           *
Christopher Donnelly..............................................................               508           *
All Directors and executive officers as a group (10 persons)......................        10,668,501           69.4%

------------------
 * Less than one percent

(1) Unless otherwise indicated, the address of each beneficial owner is c/o

    Delta Financial Corporation, 1000 Woodbury Road, Woodbury, NY 11797.

(2) Includes 1,962,774 shares of Common Stock owned by a grantor retained annuity trust, of which Mr. Sidney A. Miller is a trustee and has shared voting and investment power.

(3) Includes (i) 4,119,451 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; and (ii) 2,388 shares of Common Stock of which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act.

(4) Includes 2,156,677 shares of Common Stock owned by a grantor retained annuity trust, over which Mrs. Miller is a trustee and has shared voting and investment power.

(5) Includes 2,500 options held by Mr. Payson which are currently exercisable. Mr. Payson's address is 750 Lexington Avenue, New York, NY 10022.

(6) Includes 2,500 options held by Dr. Pollard which are currently exercisable. Dr. Pollard's address is c/o Chief Executive Group, 733 Third Avenue, New York, NY 10017.

                                PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of five members and is divided into three Classes serving staggered terms, the term of one Class of Directors to expire each year. At the Annual Meeting, the stockholders will elect two Class I Directors for a term of three years expiring in 2000 and until their respective successors shall have been elected and shall have qualified. The term of the Class II Directors expires in 1998 and the term of the Class III Directors expires in 1999, at which times Directors of the appropriate Class will be elected for three year terms. All the nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted 'FOR' the election as Directors of Richard Blass and Arnold B. Pollard. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

     Biographical information follows for each person nominated and each person whose term of office will continue after the meeting. The Company was incorporated in August 1996 for the purpose of acquiring all the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company's incorporation.

NOMINEES

  Class I Directors

     Richard Blass is a Senior Vice President and Treasurer of the Company and, in March 1997, became the Chief Financial Officer. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

     Arnold B. Pollard, Ph.D. became a Director of the Company in 1996. Dr. Pollard has been the President and Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine, since 1993 and, for nearly 20 years, Dr. Pollard has been President of Decision Associates. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI and previously served as Chairman and Chief Executive Officer of Biopool International. Dr. Pollard also serves on the Board of Director of GKN Securities, Inc. and The Landry Service Co., Inc. and is on the advisory board of Simply Interactive, Inc.

CONTINUING DIRECTORS

  Class II Directors

     Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. He is also a chartered life insurance underwriter. Mr. Miller is a director of the Home Equity Lenders Leadership Organization and the National Home Equity Mortgage Association, as well as an Associate Trustee of North Shore University Hospital.

     Martin D. Payson became a Director of the Company in 1996. Mr. Payson formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992, and prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. Mr. Payson also serves on the Board of Directors of Renaissance Communications, Corp., Meridian Sports Incorporated, Unapix Entertainment Inc., Latin Communications Group Inc., Ithaca Holdings Inc., and SCUUL Ltd.

  Class III Director

     Hugh Miller has been the President and Chief Executive Officer of the Company since 1991. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985.

  Board and Committee Meetings

     The Company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, currently comprised of Messrs. Sidney
A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The functions of the Audit Committee, currently comprised of Messrs. Payson and Pollard, include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and result of their auditing engagement and the independence of such accountants. The Compensation Committee, currently comprised of Messrs. Payson and Pollard, reviews and makes recommendations with respect to compensation of officers and key employees and administers the Company's stock option plan.

     During the year ended December 31, 1996, after the Company's consummation of its initial public offering, there was one meeting of the Board of Directors, one unanimous written consent in lieu of a meeting of the Board of Directors and no meetings of the Executive, Audit and Compensation Committees. For the period between its incorporation in August 1996 and the date of its initial public offering there were eight unanimous written consents in lieu of a meeting of the Board of Directors.

     All of the Company's compensation plans and employment contracts applicable to the executive officers were in place, and the Company had already engaged its independent certified public accountants, prior to the creation of the Audit and Compensation Committees on October 31, 1996. Each Director attended not less than 75% of the meetings of the Board and not less than 75% of the meetings held by all committees on which he served.

     Each Director who is not an officer or employee of the Company is paid an annual fee of $20,000 in addition to a fee of $1,000.00, plus expenses, for each Board of Directors meeting attended. Each committee member, who is not an officer or employee of the Company, is paid a fee of $1,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. Each non-employee Director has also received a grant of 10,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter.

MANAGEMENT

  Directors and Executive Officers

     The Directors and Executive Officers of the Company are as follows:

                                                          DIRECTOR
NAME                                               AGE     SINCE     POSITION HELD WITH THE COMPANY
------------------------------------------------   ---    --------   ------------------------------------------------
Sidney A. Miller................................   62       1996     Chairman of the Board of Directors
Hugh Miller.....................................   33       1996     President, Chief Executive Officer and

                                                                     Director
Richard Blass...................................   33       1996     Senior Vice President, Chief Financial
                                                                     Officer, Treasurer and Director
Martin D. Payson................................   61       1996     Director
Arnold B. Pollard...............................   54       1996     Director
Teresa E. Ginter................................   58         --     Senior Vice President and Secretary
Christopher Donnelly............................   36         --     Senior Vice President
Randall F. Michaels.............................   37         --     Senior Vice President
Franklin E. Pellegrin, Jr.......................   46         --     Senior Vice President

     Biographical information follows for the Executive Officers named in the above chart who are not Directors of the Company.

     Teresa E. Ginter has been a Senior Vice President of the Company since 1992 and was a Vice President of the Company from 1986 to 1992. Ms. Ginter's primary responsibilities include supervising the internal policy and procedures of loan originations. Ms. Ginter has been with the Company since its inception and has served in a variety of positions.

     Christopher Donnelly has been a Senior Vice President of the Company since 1995 and was a Vice President of the Company from 1992 to 1995. Mr. Donnelly is primarily responsible for supervising all aspects of credit and underwriting, including the Broker and Correspondent Divisions and Appraisal Review. Since joining the Company in 1987, Mr. Donnelly has served in a variety of positions, including Assistant Manager of Originations.

     Randall F. Michaels has been a Senior Vice President of the Company since 1996 and has been the National Sales Manager since he joined the Company in 1995 as a Vice President. Mr. Michaels is primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining Delta, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

     Franklin E. Pellegrin, Jr. has been a Senior Vice President of the Company since 1996 and has been the Servicing Manager since he joined the Company in 1996 as a Vice President. Prior thereto, Mr. Pellegrin served as Senior Vice President in charge of servicing and data processing of Mid-Coast Mortgage Company for sixteen years.

FAMILY RELATIONSHIPS

     Hugh Miller is Sidney A. Miller's son. No other family relationship exists among any of the Directors or executive officers of the Company. No arrangement or understanding exists between any Director or executive officer or any other person pursuant to which any Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.


                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee took no action with respect to compensation of the Company's executive officers during 1996. All of the Company's compensation plans and the employment contracts applicable to the executive officers were in place prior to November 1, 1996, when the Compensation Committee was appointed.

STOCK OPTION PLAN

     The Company adopted, and the stockholders of the Company approved, the 1996 Stock Option Plan of Delta Financial Corporation, (the '1996 Plan'), on October 4, 1996.

     A total of 2,200,000 shares of Common Stock were reserved for issuance under the 1996 Plan. As of December 31, 1996, the Company has granted options to purchase an aggregate of 466,850 shares of Common Stock to eligible recipients under the 1996 Plan.

     The purpose of the 1996 Plan is to encourage the Company's employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes that the opportunity for acquiring such a proprietary interest will aid the Company in securing and retaining qualified employees.

     The Compensation Committee believes that equity ownership by management helps align management and stockholder interest and enhances stockholder value. The Compensation Committee believes that, based on the Company's performance, granting additional equity interest to management is warranted to reward them for past performance and encourage their future efforts. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflective of the Company's and management's performance.

BASE SALARY AND BONUS

     Most executive officers, including the Chief Executive Officer, are compensated pursuant to written employment agreements providing for a base salary and bonuses. The bonus amount depends upon the Compensation Committee's evaluation of such officer's work performance and contribution to the Company's success. The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal revenue Code of 1986, as amended, limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million per executive officer. For the 1996 taxable year, the Company did not exceed, and therefore was not affected by, this limitation.


Compensation Committee:

Martin Payson
Arnold Pollard

                          SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                              ANNUAL COMPENSATION                        AWARDS
                                -----------------------------------------------    ------------------
                                                                  OTHER ANNUAL         SECURITIES         ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY       BONUS       COMPENSATION     UNDERLYING OPTIONS    COMPENSATION
-----------------------------   ----    --------    ----------    -------------    ------------------    ------------
Sidney A. Miller.............   1996    $ 53,846    $  350,000             --             25,000            $5,218
  Chairman of the Board         1995          --     3,000,000             --                 --             4,672
                                1994     624,000       150,000             --                 --             2,669

Hugh Miller..................   1996     408,554       350,000             --            100,000             5,218
  Chief Executive Officer       1995     419,200       275,000             --                 --             4,675
                                1994     520,000        50,000             --                 --             2,752

Randall F. Michaels..........   1996     120,739       143,054             --             25,000                --
  Senior Vice President         1995      32,298         7,155             --                 --                --
                                1994          --            --             --                 --                --

Richard Blass................   1996     108,173        50,000      $   2,038             25,000             5,218
  Chief Financial Officer       1995      68,062         6,000             --                 --             2,308
                                1994      61,308         2,000          1,112                 --             1,182

Christopher Donnelly.........   1996     138,462        16,000          5,288             25,000             5,218
  Senior Vice President         1995      91,019         9,500            488                 --             3,148
                                1994      68,851         4,950            747                 --             1,368

------------------
(1) Consists of contributions by the Company to the executive officers' respective accounts pursuant to the Delta Funding Corporation Profit-Sharing Plan.

                      OPTION GRANTS IN LAST FISCAL YEAR


     The following table shows all grants of options in 1996 to the executive officers of the Company named in the Summary Compensation Table. The options were granted under the 1996 Plan. Pursuant to the rules of the Securities and Exchange Commission (the 'SEC'), the table also shows the value of the options granted at the end of the option terms (seven years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                INDIVIDUAL GRANTS(1)
                              ---------------------------------------------------------
                                                  PERCENT OF                               POTENTIAL REALIZABLE VALUE
                                                     TOTAL                                   AT ASSUMED ANNUAL RATES
                                  NO. OF        OPTIONS GRANTED                             OF STOCK PRICE APPRECIATE
                                SECURITIES      TO EMPLOYEES IN   EXERCISE                       FOR OPTION TERM
                                UNDERLYING        FISCAL YEAR      PRICE     EXPIRATION    ---------------------------
NAME                          OPTIONS GRANTED        1996          ($/SH)       DATE       0%       5%         10%
----------------------------  ---------------   ---------------   --------   ----------    ---   --------   ----------
Sidney A. Miller............       25,000             5.36%        $16.50     11-01-03     $--   $167,929   $  391,346
Hugh Miller.................      100,000            21.42%        $16.50     11-01-03      --    671,716    1,565,383
Randall F. Michaels.........       25,000             5.36%        $16.50     11-01-03      --    167,929      391,346
Richard Blass...............       25,000             5.36%        $16.50     11-01-03      --    167,929      391,346
Christopher Donnelly........       25,000             5.36%        $16.50     11-01-03      --    167,929      391,346

------------------
(1) No stock appreciation rights were granted to executive officers in 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

     The were no options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 1996. No stock appreciation rights ('SARs') have ever been granted to executive officers.

                                                                 NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                                SHARES                       OPTIONS AT FISCAL YEAR END(#)            AT FISCAL YEAR END($)
                              ACQUIRED ON      VALUE       ---------------------------------    ---------------------------------
NAME                          EXERCISE(#)   REALIZED($)    EXERCISABLE(#)   UNEXERCISABLE(#)    EXERCISABLE($)   UNEXERCISABLE($)
---------------------------   -----------   -----------    --------------   ----------------    --------------   ----------------
Sidney A. Miller...........        0            $ 0               0               25,000              $0             $ 37,500
Hugh Miller................        0              0               0              100,000               0              150,000

Randall F. Michaels........        0              0               0               25,000               0               37,500
Richard Blass..............        0              0               0               25,000               0               37,500
Christopher Donnelly.......        0              0               0               25,000               0               37,500

EMPLOYMENT AGREEMENTS

     Effective October 1, 1996, the Company entered into employment agreements with Sidney A. Miller, Hugh Miller, Christopher Donnelly and Randall F. Michaels and on March 4, 1997, the Company entered into an employment agreement with Richard Blass. Sidney A. Miller's and Hugh Miller's employment agreements are for terms of five years, and Richard Blass', Christopher Donnelly's and Randall
F. Michaels' employment agreements are for terms of three years.

     Under the terms of the respective employment agreements, the Company pays Sidney A. Miller a minimum base salary of $350,000 per year, Hugh Miller a minimum base salary of $350,000 per year, Richard Blass a minimum base salary of $160,000 per year, Christopher Donnelly a minimum base salary of $150,000 per year and Randall F. Michaels a minimum base salary of $125,000 per year. Each of these officers is entitled to participate generally in the Company's employee benefit plans, including the 1996 Plan, and is eligible for an incentive bonus from the Company's executive bonus pool. The cash bonuses available to Christopher Donnelly and Randall F. Michaels are made at the discretion of the Board of Directors and are based on subjective performance criteria. Under the terms of their employment agreements, Sidney A. Miller, Hugh Miller and Richard Blass are eligible for cash bonuses in any one fiscal year of up to 400% of their annual salary for Mssrs. Miller and Miller and up to 50% of his annual salary for Richard Blass, payable on a quarterly basis 60 days after the relevant quarter. The amount of such quarterly cash bonus is calculated under the agreements as follows: for each 1% increase in net earnings per share for the relevant fiscal quarter greater than 10% as measured against the corresponding quarter in the prior fiscal year, each of Sidney A. Miller and Hugh Miller will receive a quarterly cash bonus of 15% of his respective current annual salary and Richard Blass will receive a quarterly cash bonus of 1.875% of his current annual salary.

     Under the terms of their respective employment agreements, Sidney A. Miller and Hugh Miller also are granted benefits covering life insurance (Sidney A. Miller receives coverage up to $25,000,000, and Hugh Miller receives coverage of up to $1,000,000), medical expenses not covered by insurance (up to $100,000 per year) and additional allowances for business related travel and entertainment (up to $25,000 per year).

     If any of these five executive officers is terminated 'for cause,' which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, the executive's personal dishonesty, or the executive's breach of his fiduciary duties or the employment agreement to which he is a party, then the Company is obligated to pay the executive so terminated only his base salary up to the date of his termination 'for cause.' However, if either Richard Blass, Christopher Donnelly or Randall F. Michaels is terminated without cause, the Company is obligated to pay such executive officer certain amounts set forth in the agreement which would be paid to Mr. Blass, Mr. Donnelly or Mr. Michaels in equal installments over the six months following any such termination without cause. If either Sidney A. Miller or Hugh Miller is terminated without cause, the Company is obligated to pay such executive officer his base salary, bonus and benefits for the remaining term of his employment agreement. If either Sidney A. Miller or Hugh Miller resigns for 'good reason,' which generally includes the executive officer's resignation due to a breach by the Company of his employment agreement or a change of control in the ownership of the

Company, the Company must pay such executive officer his salary, bonus and benefits for the remaining term of the employment agreement.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total shareholder returns (assuming reinvestment of dividends) of the Company from November 1, 1996 (the month in which the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended) through December 31, 1996, to the Standard & Poor's 500 Composite Stock Index ('S&P 500') and the Dow Jones Financial Services Diversified Index ('DJ Index'). The graph assumes $100 invested on November 1, 1996 in the Company and each of the other indices.

                  COMPARISON OF 2 MONTH CUMULATIVE RETURN *
                  AMONG DELTA FINANCIAL CORPORATION, S&P 500
                    AND D J FINANCIAL SERVICES DIVERSIFIED


                              NOV. 1 1996      DEC. 31 1996
                              -----------      ------------
Delta Financial Corporation       100              109.09

S&P 500                           100              105.64

DJ Financial Services
  Diversified                     100              107.55



      * $100 INVESTED ON 11/1/96 IN STOCK OR ON 11/1/96 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

RELATED PARTY TRANSACTIONS

     In October 1996, the Company's subsidiary, Delta Funding Corporation, issued certain S corporation distribution notes in the amount of $23,4000,000 to the former shareholders of Delta Funding Corporation--Sidney A. Miller, Hugh Miller, the Sidney A. Miller Grantor Retained Annuity Trust and the Rona V. Miller Grantor Retained Annuity Trust. Said notes were re-paid in November 1996.

     A note due from Hugh Miller in the amount of $990,000 which had an interest rate of 7.5% per annum and a maturity date in 2001 was repaid in full in June 1996.


     A note due from Sidney A. Miller in the amount of $2,000,000 which had an interest rate of 7.8% per annum was repaid in full when it matured in December 1995.

     The Company previously sub-leased its Woodbury, New York office space from Commercial Capital Corp. of New York ('Commercial Capital'), a corporation which is wholly-owned by Rona V. Miller (Sidney A. Miller's wife). This lease was assigned to the Company on August 2, 1996. Prior to this assignment, the Company always paid rent to Commercial Capital in an amount equal to that which Commercial Capital paid the landlord.

     Long Island Closing Corporation, a company wholly-owned by Rona V. Miller is hired by title abstract companies as closing agent to clear titles on substantially all of the Company's brokered loan closings held at the

Company's headquarters. All fees for these services are paid by the borrowers, which amounted to $96,213 for 1995 and $126,672 for 1996.

     Miller Planning Corporation, a company which is wholly-owned by Sidney A. Miller, acts as the Company's agent in procuring the Company's group health, disability and life insurance policies from independent insurance carriers and receives commissions from the insurance companies on the same; which, in 1995, totaled $29,240 and in 1996 totaled $25,455. Miller Planning Corporation previously offered life and disability credit insurance to the Company's borrowers for which it received commissions.

     The Company pays the annual premium on a $25 million split-dollar life insurance policy for Sidney A. Miller. The beneficiaries on the policy are certain members of the Miller family; however, in the event of Sidney A. Miller's demise, the Company is first reimbursed out of the proceeds of the policy for the lesser of the cash value or all premiums it has paid during the term of the policy.

     Certain members of the Miller family guarantied two of the Company's lines of credit with unaffiliated financial institutions in 1996. A $1 million line was personally guaranteed by Sidney A. Miller and a $2.5 million line was personally guaranteed, jointly and severally, by Sidney A. Miller and Hugh Miller. In connection with the Company's initial public offering in November 1996, these personal guaranties were released.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that each of the following filed their Form 3 late: the Sidney A. Miller Grantor Retained Annuity Trust and the Rona V. Miller Grantor Retained Annuity Trust (each such trust a ten-percent beneficial owner) and Mr. Martin Payson (a director of the Company). Mr. Payson was traveling on October 31, 1996, the day when, in connection with the Company's initial public offering, its Registration Statement on Form S-1 was declared effective by the Securities and Exchange Commission. Mr. Payson filed his Form 3 immediately upon his return. Similarly, on October 31, 1996, the trustees for each of the two trusts cited above timely filed individual reports on Form 3 including the respective trust holdings, however, the initial filings on Form 3 by each trust was filed late.

     THE BOARD OF DIRECTORS HAS NOMINATED RICHARD BLASS AND ARNOLD B. POLLARD AS CLASS I DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT RICHARD BLASS AND ARNOLD B. POLLARD.

                                PROPOSAL NO. 2

                        RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the year ending December 31, 1997. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG PEAT MARWICK LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                            STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 1997 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 1998 Annual Meeting.

                              OTHER INFORMATION

     The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                          By Order of the Board of Directors,

                                          /s/ Teresa Ginter

                                          Teresa Ginter
                                          Secretary

Woodbury, New York
April 9, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO INVESTOR RELATIONS DEPARTMENT, DELTA FINANCIAL CORPORATION, 1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797.

               DELTA FUNDING CORP. 401 (k) PROFIT SHARING PLAN
                       CONFIDENTIAL VOTING INSTRUCTIONS
          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, MAY 29, 1997

The undersigned hereby instructs the Trustee of the Delta Funding Corp. 401 (k) Profit Sharing Plan (the "Plan") to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned's account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 29, 1997, at 9:00 a.m. (local time) or any adjournment thereof, in accordance with the following instructions on the reverse side (OR, IF NO INSTRUCTIONS ARE GIVEN, "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2).


                         (CONTINUED ON REVERSE SIDE)



--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK YOUR VOTES AS INDICATED /X/


1. ELECTION OF DIRECTORS             FOR all nominees       WITHHOLD
                                   listed below (except    AUTHORITY
                                    as withheld in the    to vote for all
                                     space provided)    nominees listed below

                                       / /                      / /


NOMINEES: Richard Blass and Arnold B. Pollard

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all nominees.



2. Ratification of KPMG Peat                FOR       AGAINST       ABSTAIN
   Marwick LLP as the independent           / /         / /           / /
   certified public accountants of
   the corporation.

The Board of Directors recommends a
vote "FOR" ratification of KPMG Peat
Marwick LLP.

The Trustee is authorized to grant
authority to management persons to
vote upon such other business as may
properly come before the meeting.




Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature of Shareholder(s)
                            --------------------------------------------------

Date:                               , 1997
      -----------------------------



PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PROXY

                         DELTA FINANCIAL CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Sidney A. Miller, Hugh Miller and Teresa Ginter, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 29, 1997 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE





                         DELTA FINANCIAL CORPORATION


                        ANNUAL MEETING OF STOCKHOLDERS

                           May 29, 1997, 9:00 a.m.
                              Huntington Hilton
                            598 Broad Hollow Road
                           Melville, New York 11747

PLEASE MARK YOUR VOTES AS INDICATED /X/

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


1. ELECTION OF DIRECTORS             FOR all nominees       WITHHOLD
                                   listed below (except    AUTHORITY
                                    as withheld in the    to vote for all
                                     space provided)    nominees listed below

                                       / /                      / /


NOMINEES: Richard Blass and Arnold B. Pollard

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------


2. Ratification of KPMG Peat                FOR       AGAINST       ABSTAIN
   Marwick LLP as the independent           / /         / /           / /
   certified public accountants of
   the corporation.


3. In their discretion, the Proxies
   are authorized to vote upon such
   other business as may properly
   come before the meeting.



Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature of Shareholder(s)
                            --------------------------------------------------

Date:                               , 1997
      -----------------------------

(PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE